Exhibit 99.1

Determine Announces 2nd Quarter Fiscal Year 2017 Financial Results

CARMEL, IN November 10, 2016 – Determine, Inc. (NASDAQ: DTRM), a leading global provider of SaaS enterprise Source to Pay and Enterprise Contract Lifecycle Management, including cloud-based strategic sourcing, supplier management, contract management and procure-to-pay solutions, announced financial results for its second fiscal quarter ended September 30, 2016.

Q2 FY2017 GAAP Financial Highlights:

●

GAAP revenue was $6.6 million in Q2 FY2017, compared to $6.8 million in Q2 FY2016, representing a 2.7% decrease year-over-year, and compared to $6.5 million in Q1 FY2017 GAAP revenue, representing a 1.4% quarter-over-quarter increase.

●	GAAP gross profit percentage decreased to 47.7% in Q2 FY2017, compared to 51.8% in Q2 FY2016, representing a year-over-year decrease of 4.1 percentage points, and compared to 52.1% in Q1 FY2017.
●	Deferred revenues increased 12.3% to $9.3 million in Q2 FY2017 from $8.3 million in Q2 FY2016.
●

GAAP net loss was $3.2 million or ($0.28) per share in Q2 FY2017, compared to $3.4 million or ($0.32) per share in Q2 FY2016, representing a $0.04 improvement per share year-over-year; in Q1 FY2017 the GAAP net loss was $2.3 million or ($0.21) per share.

   (in thousands, except per share amounts)

GAAP Financial Measures	Q2	Q1	Q2	Change	Change	Six Months
	FY 2017	FY 2017	FY 2016	Q/Q	Y/Y	FY 2017'	FY 2016'	Change Y/Y
Revenue - total	$6,584	$6,492	$6,765	1.4%	-2.7%	13,076	12,980	0.7%
Revenue - recurring	$5,145	$5,068	$5,413	1.5%	-4.9%	10,213	10,508	(2.8%)
Revenue - non-recurring	$1,439	$1,424	$1,352	1.1%	6.5%	2,863	2,472	15.8%
Gross profit - total	$3,138	$3,385	$3,505	-7.3%	-10.5%	6,523	6,811	(4.2%)
Gross profit - recurring	$3,442	$3,462	$3,656	-0.6%	-5.9%	6,903	7,321	(5.7%)
Gross profit/ (loss) - non-recurring	$(304)	$(77)	$(151)	-295.7%	-101.2%	(381)	(510)	25.4%
Gross margin - total	47.7%	52.1%	51.8%	(4.6 pts)	(4.1 pts)	49.9%	52.5%	(2.6 pts)
Gross margin - recurring	66.9%	68.3%	67.5%	(1.6 pts)	(0.7 pts)	67.6%	69.7%	(2.1 pts)
Gross margin - non recurring	(21.1%)	(5.4%)	(11.2%)	(15.7 pts)	(9.9 pts)	-13.3%	-20.6%	7.3 pts
Net loss	$(3,207)	$(2,342)	$(3,425)	(36.9%)	6.4%	$(5,550)	$(6,368)	12.9%
EPS	$(0.28)	$(0.21)	$(0.32)	$(0.07)	$0.04	$(0.48)	$(0.66)	$0.17

Q2 FY2017 Non-GAAP Financial Highlights:

●

Non-GAAP revenue was $6.6 million in Q2 FY2017, compared to $6.8 million in Q2 FY2016, representing a 3.8% decrease year-over-year, and compared to $6.5 million in Q1 FY2017, representing a 1.3% quarter-over-quarter increase.

●	Non-GAAP gross profit percentage was 52.5% in Q2 FY2017, compared to 57.5% in Q2 FY2016, representing a 5.0 percentage point decrease, and compared to 57.1% in Q1 FY2017.
●

Non-GAAP net loss was $2.0 million or ($0.17) per share in Q2 FY2017, compared to $1.6 million or ($0.15) per share in Q2 FY2016, representing an additional ($0.02) loss per share year-over-year, compared to $1.3 million or ($0.11) per share in Q1 FY2017, representing an additional loss of ($0.06) per share quarter-over-quarter.

●	Billings decreased 15.6% to $5.8 million in Q2 FY2017 from $6.8 million in Q2 FY2016. Billings, a non-GAAP measure, are defined as revenues plus the change in deferred revenues.

 (in thousands, except per share amounts)

Non-GAAP Financial Measures	Q2	Q1	Q2	Change	Change	Six Months
	FY 2017	FY 2017	FY 2016	Q/Q	Y/Y	FY 2017'	FY 2016'	Change Y/Y
Revenue - total	$6,584	$6,500	$6,843	1.3%	(3.8%)	13,084	13,121	(0.3%)
Revenue - recurring	$5,145	$5,076	$5,463	1.4%	(5.8%)	10,221	10,621	(3.8%)
Revenue - non-recurring	$1,439	$1,424	$1,380	1.1%	4.3%	2,863	2,500	14.6%
Gross profit - total	$3,460	$3,710	$3,934	(6.7%)	(12.0%)	7,170	7,542	(4.9%)
Gross profit - recurring	$3,710	$3,737	$3,962	(0.7%)	(6.4%)	7,447	7,877	(5.5%)
Gross profit/( loss) - non-recurring	$(250)	$(27)	$(28)	(837.9%)	(780.3%)	(277)	(335)	17.5%
Gross margin - total	52.5%	57.1%	57.5%	(4.6 pts)	(5.0 pts)	54.8%	57.5%	(2.7 pts)
Gross margin - recurring	72.1%	73.6%	72.5%	(1.5 pts)	(0.4 pts)	72.9%	74.2%	(1.3 pts)
Gross margin - non recurring	(17.4%)	(1.9%)	(2.1%)	(15.5 pts)	(15.3 pts)	-9.7%	-13.4%	3.7 pts
Net loss	$(1,959)	$(1,284)	$(1,563)	(52.6%)	(25.3%)	$(3,243)	$(3,082)	(5.2%)
EPS	$(0.17)	$(0.11)	$(0.15)	$(0.06)	$(0.02)	$(0.28)	$(0.32)	$0.04
Billings	$5,770	$6,280	$6,836	(8.1%)	(15.6%)	$12,050	$12,867	(6.4%)

“This quarter we are pleased by both our quarter-over-quarter revenue growth as well as the market's building excitement for our new, disruptive Determine Cloud Platform offering,” said Patrick Stakenas, President and CEO of Determine. “We have redeployed assets internally to fund accelerated platform development, while continuing to drive business efficiencies by aggressively managing expenses. We exited this transition quarter with annualized bookings results in line with expectations and are optimistically looking ahead. The sales pipeline strength, as well as customer and market analyst enthusiasm for the Determine Cloud Platform, puts us in a strong position to accelerate sales in the coming quarters.”

Q2 FY2017 Business Highlights:

●

Determine Unveils the “Future of Source to Pay and Enterprise Contract Lifecycle Management” with our Determine Cloud Platform: During Q2 FY2017, Determine introduced our new Determine Cloud Platform features including a modernized Google-like User Interface (UI) and User Experience (UX), multi-level workflows, improved Apple and Android mobile apps, and self-service contract management. The new features provide an advanced, intuitive workflow and ease of use for our end users to improve collaboration and effective time management across their overall organization.

●

Determine’s Contract Lifecycle Management Ranked as a Strong Performer by Forrester Research, Inc.: In Q2 FY2017, The Forrester Wave™: Contract Life-Cycle Management, Q3 2016, “The 14 CLM Vendors That Matter Most and How They Stack Up,” announced that Determine’s Contract Management solution ranked as a strong performer, especially in contract approval. The latest Determine Cloud Platform contract management solution adds more robust capabilities, including an intuitive UI/UX, unified master data and self-service templates.

●

New Customer and Customer Expansions: During Q2 FY2017, the company engaged numerous new customer accounts in the US and Europe across its Determine SaaS suite of Source to Pay and Enterprise Contract Lifecycle Management solutions. The company added and expanded customers in key verticals including: car rental, financial, healthcare, hospitality, medical equipment, industrial services, industrial machinery and equipment, manufacturing and retail.

●	Annualized Bookings: Consistent with expectations during the transition period, in Q2 FY2017, the sales team delivered approximately $750,000 in annualized bookings.

●

Thought Leadership: In Q2 FY2017, Determine continued to provide meaningful educational resources to inform our customers and prospects on the ever-changing Source to Pay and Enterprise Contract Lifecycle Management landscape. The company held a well-attended webinar addressing “What Procurement Organizations Need Most - Flexibility and Agility” presented by Joanna Martinez, former CPO, Cushman & Wakefield, Vishal Patel, Director, Solutions Marketing, Tradeshift and Constantine LImberakis, VP Product Marketing, Determine. The company discussed the procurement organization's role in enabling enterprises to be more responsive, adaptable and agile in today’s uncertain and competitive environment. In addition to the webinar, the company published a sponsored white paper with Ardent Partners on The Rise of Analytics for Procurement and many blogs topics from third party risk management to legal’s view on EU-US data protection.

Conference Call and Webcast: Thursday, November 10, 2016 at 5:00 PM Eastern Time

Participant Conference Call Numbers:

Toll-Free: 1-877-407-0789

Toll/International: 1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=121489

Replay Dial-in Information:

Toll-Free: 1-844-512-2921

Toll/International: 1-412-317-6671

From: 11/10/16 @ 8:00 pm Eastern Time

To: 11/17/16 @ 11:59 pm Eastern Time

Replay Pin Number: 13647597

Related: http://investor.determine.com

Supporting Resources

Determine blog

Determine on LinkedIn

Determine on Twitter

Determine guides & misc. resources

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The difference between GAAP and non-GAAP revenue is due to the impact of revaluing the deferred revenue balances acquired from primarily b-pack as required by GAAP purchase accounting.

The difference between GAAP and non-GAAP gross profit is the difference in GAAP versus non-GAAP revenues as well as the elimination of the amortization of acquisition related intangibles, stock based compensation and severance expense from the costs of revenue. Non-GAAP net loss excludes the non-GAAP gross profit items as well as acquisition related costs.

Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta and b-pack, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta and b-pack.

Annualized bookings are an operating measure not derived from the company’s revenues or any other amounts presented in accordance with GAAP in the company’s statement of income, balance sheet or statement of cash flows or other equivalent statements.

“Annualized bookings” means the annualized recurring contracted revenue from a new customer or a cross-sell or upsell to an existing customer.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

About Determine, Inc.

Determine, Inc. (NASDAQ: DTRM) is a leading global provider of SaaS Source to Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. Our visionary technologies allow our customers to effectively manage the full scope of Source to Pay and ECLM using our Determine Cloud Platform. Our Source to Pay software suite includes strategic sourcing, supplier management, contract management and procure-to-pay applications.

The Determine Cloud Platform gives procurement, finance and legal professionals the ability to deliver profound insights through analysis of their supplier relationships and contractual requirements. Our customers leverage the Determine Cloud Platform to discover previously unseen supplier and spend data; make more informed and smarter business decisions; drive new revenue; control costs; improve workflow efficiencies; and mitigate risk.

Our customers benefit from the Determine Cloud Platform’s robust suite of integrated applications. Whether they start with a full-suite implementation or choose to implement just one application and build over time, each additional application allows for the automatic sharing of data already in place on the Determine Cloud Platform.

For more information, please visit: www.determine.com.

Contact

Media Relations

Rose Lee

Determine, Inc.

+1.877.806.1932

+1.650.532.1590

pr@determine.com

Determine, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30		September 30
	2016	2015	2016	2015

Revenues:
Recurring revenues	$5,145	5,413	$10,213	$10,508
Non-recurring revenues	1,439	1,352	2,863	2,472
Total revenues	6,584	6,765	13,076	12,980

Cost of revenues:
Cost of recurring revenues	1,703	1,757	3,308	3,187
Cost of non-recurring revenues	1,743	1,503	3,244	2,982
Total cost of revenues	3,446	3,260	6,552	6,169

Gross profit:
Recurring gross profit	3,442	3,656	6,905	7,321
Non-recurring profit loss	(304)	(151)	(381)	(510)
Total gross profit	3,138	3,505	6,524	6,811

Operating expenses:
Research and development	1,056	894	2,002	1,481
Sales and marketing	2,767	3,439	5,570	6,881
General and administrative	1,912	1,793	3,671	3,628
Acquisition related costs	-	537	-	774
Total operating expenses	5,735	6,663	11,243	12,764

Loss from operations	(2,597)	(3,158)	(4,719)	(5,953)

Interest and other (expense), net	(637)	(251)	(927)	(399)
Net loss before income tax	(3,234)	(3,409)	(5,646)	(6,352)

Benefit (Provision) from income taxes	39	(20)	108	(20)
Net loss	(3,195)	(3,429)	(5,538)	(6,372)

Net income (loss) attributed to non-controlling interest	(12)	4	(12)	4
Net loss attributable to Determine, Inc.	(3,207)	(3,425)	(5,550)	(6,368)

Redeemable preferred stock accretion	-	-	-	1,000
Net loss attributable to common stockholders	$(3,207)	$(3,425)	$(5,550)	$(7,368)

Basic and diluted net loss per share	$(0.28)	$(0.32)	$(0.48)	$(0.66)

Determine, Inc.

GAAP to Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of total revenue:
U.S. GAAP as reported	$6,584	$6,765	$13,076	$12,980
Adjustments:
Deferred revenue adjustment	-	78	8	141
Non-GAAP Revenue	$6,584	$6,843	$13,084	$13,121

Reconciliation to non-GAAP net loss:
Net loss	$(3,207)	$(3,425)	$(5,550)	$(6,368)
Stock-based compensation expense	707	636	1,236	1,214
Deferred revenue adjustment	-	78	8	141
Acquisition related costs	-	537	-	774
Amortization on intangibles	533	482	1,068	831
Benefit from income taxes	-	-	(13)	-
Severance costs	7	129	7	326
Non-GAAP net loss	$(1,959)	$(1,563)	$(3,243)	$(3,082)

Non-GAAP basic and diluted net loss per share	$(0.17)	$(0.15)	$(0.28)	$(0.32)

Weighted average shares outstanding for basic and diluted net loss per share	11,508	10,594	11,466	9,694

Determine, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30		September 30
	2016	2015	2016	2015

Net loss	$(3,195)	$(3,429)	$(5,538)	$(6,372)
Other comprehensive income (loss) net:
Foreign currency translation adjustments	13	(57)	(13)	(57)
Non-controlling interest	(12)	4	(12)	4
Other comprehensive income (loss)	1	(53)	(25)	(53)
Comprehensive (loss)	$(3,194)	$(3,482)	$(5,563)	$(6,425)

Determine, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	March 31,
	2016	2016
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$8,026	$9,418
Accounts receivable, net	5,970	7,031
Restricted cash	34	34
Prepaid expenses and other current assets	1,340	1,551
Total current assets	15,370	18,034

Property and equipment, net	111	136
Capitalized software, net	1,946	1,699
Goodwill	14,490	14,490
Other intangibles, net	6,944	8,011
Other assets	1,797	1,843
Total assets	$40,658	$44,213

LIABILITIES AND EQUITY
Current liabilities
Credit facility	$10,861	$9,000
Accounts payable	1,799	1,973
Accrued payroll and related liabilities	1,677	1,655
Other accrued liabilities	2,377	2,396
Deferred revenue	9,300	10,299
Income tax payable	43	14
COFACE loan	294	407
Accrued restructuring	-	403
Total current liabilities	26,351	26,147
Long-term deferred revenue	40	67
Convertible note, net of debt discount	5,432	5,420
Other long-term liabilities	1,579	1,382
Deferred tax liability non current	154	290
Total liabilities	33,556	33,306

Total Determine, Inc. stockholders’ equity controlling interest	6,977	10,794
Non-controlling interest	125	113
Total equity	7,102	10,907
Total liabilities and equity	$40,658	$44,213

Determine, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unudited)

	Six Months Ended
	September 30,	September 30,
	2016	2015

Operating activities
Net loss	$(5,550)	$(6,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,656	1,168
Loss on disposition of property and equipment	-	14
Stock-based compensation expense	1,237	1,213
Deferred tax liability	(136)	431
Non-controlling interest	12	4
Changes in assets and liabilities:
Accounts receivable, net	1,051	440
Prepaid expenses and other current assets	211	273
Other assets	122	54
Accounts payable	(174)	(55)
Accrued restructuring costs	(403)	-
Accrued payroll and related liabilities	22	548
Other accrued liabilities and other long-term liabilities	-	(505)
Deferred revenue	(1,026)	(981)
Net cash used in operating activities	(2,978)	(3,768)

Investing activities
Purchase of property and equipment	(28)	(7)
Capitalized software	(762)	(809)
Purchase of business, net of cash	-	(826)
Minority shareholder payment	-	(133)
Net cash used in investing activities	(790)	(1,775)

Financing activities
Proceeds from sale of common stock, preferred stock and warrants, net of issuance costs	-	310
Employee taxes paid in exchange for restricted stock awards forefeited	86	227
Issuance of common stock under employee stock plan	80	87
Issuance of common stock for legal settlement	35	-
Credit facility borrowing	3,000	-
Credit facility payment	(1,139)	(347)
Repayment of loan	(113)	(25)
Conversion of preferred stock to common stock	-	(17)
Issuance of debt, net of costs	287	162
Net cash provided by financing activities	2,236	397

Effect of exchange rate changes on cash	140	(54)

Net increase (decrease) in cash and cash equivalents	(1,392)	(5,200)
Cash and cash equivalents at beginning of the period	9,418	13,178
Cash and cash equivalents at end of the period	$8,026	$7,978

Determine, Inc.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015

Total revenues	$6,584	$6,765	$13,076	$12,980
Deferred revenue:
End of period	9,340	8,319	9,340	8,319
Beginning of period	10,154	8,248	10,366	8,432
Change in deferred revenue	(814)	71	(1,026)	(113)
Total billings (total revenues plus the change in deferred revenue)	$5,770	$6,836	$12,050	$12,867